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                                                                  EXHIBIT (a)(3)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                               ENGLE HOMES, INC.
            PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 20, 2000
                                       OF
                            HELIOS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          TECHNICAL OLYMPIC USA, INC.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or a facsimile thereof may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Shares"), of Engle Homes, Inc., a Florida corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or overnight courier to the Depositary or transmitted by telegram, facsimile or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

            By Mail:                 By Facsimile Transmission:       By Hand or Overnight Courier:
    Wilmington Trust Company      (For Eligible Institutions Only)      Wilmington Trust Company
    Corporate Trust Division               (302) 651-1079               Corporate Trust Division
          P.O. Box 8861                                              1105 North Market Street, First
    Wilmington, DE 19899-8861           Confirm by Telephone:                     Floor
                                           (302) 651-8869                  Rodney Square North
                                                                          Wilmington, DE 19801

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET
FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Helios Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Technical Olympic USA, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase dated October 20, 2000 (as amended or supplemented from time to time, the "Offer to Purchase"), and the Letter of Transmittal (the
"Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Engle Homes, Inc., a Florida corporation, set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

------------------------------------------------
         Name(s) of Record Holder(s)

------------------------------------------------

------------------------------------------------
Address(es)

------------------------------------------------
                                        Zip Code

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          (Area Code) Telephone No.

X
------------------------------------------------

X
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       Signature(s) of Record Holder(s)

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               Number of Shares

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       Certificate Nos. (if available)

Check box (and indicate account number) if Shares will be tendered by book-entry transfer: [ ]

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                Account Number

Dated:
----------------------------------, 2000

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Securities Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees (a) that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4, and (c) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE Nasdaq National Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.

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
                                                       X
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                    Name of Firm                                       Authorized Signature

-----------------------------------------------------  -----------------------------------------------------
                       Address                                          Name (Please Print)

-----------------------------------------------------  -----------------------------------------------------
                                             Zip Code                          Title

-----------------------------------------------------  Dated: ---------------------------------------, 2000
              (Area Code) Telephone No.

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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